Exhibit 99.1

Tower Group Announces Significant Support of 2013 Underwriting Year at Lloyd’s

NEW YORK--(BUSINESS WIRE)--December 19, 2012--Tower Group, Inc. (“Tower”) (Nasdaq: TWGP) announced today its support of more than £200m ($325m) projected gross written premiums at Lloyd’s for the 2013 year of account. This is a significant step in Tower’s strategy to develop its presence in the Lloyd’s market.

As previously announced on April 25, 2012, Canopius Group Limited (“Canopius”) committed to assist Tower in the establishment of its presence at Lloyd’s. Canopius has established Syndicate 6115, a non-marine short-tail orientated Special Purpose Syndicate (the “SPS”) underwriting a whole account and additional class quota shares of Canopius Syndicate 4444, which will commence trading in January 2013 with initial capacity of £70m ($113m) and 100% supported by Tower.

Furthermore, Tower will support a number of other Lloyd’s syndicates for the 2013 year of account with combined capacity of £78m ($126m). These will be predominantly supported through a spread corporate member, Tower Corporate Capital 1 Limited, which has been established with the assistance of Argenta Private Capital Limited (“Argenta”), specialist insurance investment advisers, who will provide administration services in respect of the majority of Tower’s ongoing non-Canopius participations.

Commenting on the announcement, Tower President and CEO Michael Lee said, “We are pleased to further expand our business relationship with Canopius through the launch of the SPS, a relationship which we commenced in July 2011 as a quota share reinsurer of Syndicate 4444 and further built on in August 2012 with a 10.7% equity investment in Canopius. We have a very high regard for the Canopius management team led by its Executive Chairman, Michael Watson, and its strong track record and expertise in the specialty and international business underwritten through the Lloyd's market. The launch of the SPS is complemented by the launch of our spread corporate member which will participate on a number of third party syndicates. Together these initiatives help us achieve one of our key strategic objectives by significantly accelerating our involvement with the Lloyd's market and its access to profitable specialty and international business. Furthermore, we are pleased to form a business relationship with Argenta, and look forward to drawing on their deep expertise of the Lloyd’s market.”

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries.

Our Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail, wholesale and program underwriting agents on both an admitted and non-admitted basis. This segment also provides reinsurance, primarily on a quota share basis, to other insurance providers.

Our Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents.

Our Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

For more information visit Tower’s website at http://www.twrgrp.com/

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com